Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-202218-01 and -02

The information in the preliminary prospectus supplement (as supplemented by this supplement) is not complete and may be changed.  The attached preliminary prospectus supplement (as supplemented by this supplement)  and prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Supplement, dated October 16, 2015 (subject to completion)
to
Preliminary Prospectus Supplement, dated October 15, 2015 (subject to completion)
to
 Prospectus, dated October 15, 2015

$1,011,560,000
Mercedes-Benz Auto Lease Trust 2015-B
Issuing Entity

$218,000,000		_______%	Class A-1 Asset Backed Notes
$440,000,000	{	_______%	Class A-2A Asset Backed Notes
		LIBOR + __%	Class A-2B Asset Backed Notes
$230,000,000		_______%	Class A-3 Asset Backed Notes
$123,560,000		_______%	Class A-4 Asset Backed Notes

Daimler Trust Leasing LLC Depositor	Mercedes-Benz Financial Services USA LLC Sponsor, Servicer and Administrator

This supplement should be read in conjunction with the preliminary prospectus supplement, dated October 15, 2015 (subject to completion), and the prospectus, dated October 15, 2015, each of which is attached hereto and incorporated by reference in its entirety herein.

This supplement does not contain complete information about the offering of the notes.  No one may use this supplement to offer and sell the notes unless it is accompanied by the preliminary prospectus supplement and prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS SUPPLEMENT, THE PRELIMINARY PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Joint Bookrunners
Citigroup	BNP PARIBAS	SMBC Nikko
Co-Managers
Lloyds Securities		Mizuho Securities

The information in the preliminary prospectus supplement referenced above on the pages and in the sections identified below is hereby updated as follows:

•
In the table captioned “Residual Value Loss Experience” on page S-42 and “For the Six Months Ended June 30,”  the percentages relating to “Vehicles Returned to MBFS USA Ratio” are deleted and replaced as follows:

	For the Six Months Ended June 30,
	2015	2014

Vehicles Returned to MBFS USA Ratio	89.76%	89.32%